Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]
September 18, 2019
L3Harris Technologies, Inc.,
    1025 West NASA Blvd.,
        Melbourne, Florida 32919.

Ladies and Gentlemen:
In connection with the registration under the Securities Act of 1933 (the “Act”) of (i) shares of common stock, par value $1.00 per share (the “Common Stock”), of L3Harris Technologies, Inc., a Delaware corporation (the “Company”); (ii) shares of preferred stock, no par value per share, of the Company (the “Preferred Stock”); (iii) depositary shares representing interests in the Preferred Stock (the “Depositary Shares”); (iv) senior and subordinated debt securities of the Company (the “Debt Securities”); and (v) warrants of the Company to purchase Debt Securities, Preferred Stock or Common Stock (the “Warrants”, and together with the Common Stock, the Preferred Stock, the Debt Securities and the Depositary Shares, the “Securities”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.
Upon the basis of such examination, it is our opinion that:
(1)     Common Stock. When the registration statement relating to the Securities (the “Registration Statement”) has become effective under the Act, the terms of the sale of the Common Stock have been duly established in conformity with the Company’s Restated Certificate of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and to include a number of shares of Common Stock to be issued not in excess of the number of shares of Common Stock then authorized and not outstanding or reserved for issuance, and the Common Stock has been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, the Common Stock will be validly issued, fully paid and nonassessable.

(2)     Preferred Stock. When the Registration Statement has become effective under the Act, the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Restated Certificate of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and to include a number of shares of Preferred Stock to be issued not in excess of the number of shares of Preferred Stock then authorized and not outstanding or reserved for issuance, a certificate of designations with respect to the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, and the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.
(3)     Depositary Shares. When the Registration Statement has become effective under the Act, the terms of the deposit agreement under which the Depositary Shares are to be issued have been duly established and the deposit agreement has been duly authorized, executed and delivered, the terms of the depositary shares and of their issuance and sale have been duly established in conformity with the deposit agreement, the Preferred Stock represented by the Depositary Shares has been duly authorized, validly issued and duly delivered to the depositary and the depositary receipts evidencing the Depositary Shares have been duly issued against deposit of the Preferred Stock in accordance with the deposit agreement and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the depositary receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the deposit agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(4)    Debt Securities. When the Registration Statement has become effective under the Act, the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the indenture relating to the senior debt securities, dated September 3, 2003 (the “Senior Debt Indenture”), or the indenture relating to the subordinated debt securities, dated September 3, 2003 (the “Subordinated Debt Indenture” and, each of the Subordinated Debt Indenture and the Senior Debt Indenture, an “Indenture”), as applicable, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(5)     Warrants. When the Registration Statement has become effective under the Act, the terms of any applicable warrant agreements under which the Warrants are to be issued have been duly established and the applicable warrant agreements have been duly authorized, executed and delivered, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement and the Warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated by the Registration Statement, and if all the foregoing actions are taken pursuant to authority granted in resolutions duly adopted by the Company’s Board of Directors, or a duly authorized committee thereof, and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus or prospectus supplement or other offering material relating to the offer and sale of the Securities.
We further note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under

Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.
The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.
We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed, without independent verification, that (i) each Indenture has been duly authorized, executed and delivered by the trustee thereunder, (ii) all other governing documents under which the Securities are to be issued will have been duly authorized, executed and delivered by all parties thereto other than the Company and (iii) the signatures on documents examined by us are genuine.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Securities” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ SULLIVAN & CROMWELL LLP